  Contact:
  Rich Cockrell
  Vice President, Investor Relations
                                      770/767-4500

MATRIA HEALTHCARE ANNOUNCES AGREEMENT
TO SELL DIA REAL

Marietta, GA, September 25, 2006 — Matria Healthcare, Inc. (NASDAQ: MATR) announced today the signing of a definitive agreement to sell Dia Real, the Company’s diabetes service operations in Germany. The acquirer will be a subsidiary of OPG Groep N.V., a Netherlands-based public company specializing in retail and distribution for pharmaceuticals and medical supplies.

The transaction, valued at approximately $33 million, has been approved by the Boards of Directors of both companies and is subject to German merger control clearance, which is expected in October.

Parker H. Petit, Chairman and CEO of Matria, said, “This transaction will complete the divestitures of our businesses that were not core to our business strategy in the disease management and wellness market. With the sale of Dia Real, we will be entirely positioned as a pure play in the disease management sector, and devote our total resources to accelerating the growth of our Health Enhancement business.”

Through the combination of the expected proceeds from the Dia Real sale, the proceeds from the Company’s recently completed sale of Facet Technologies, and anticipated cash from operations, Matria believes it is on track to achieve its goal of reducing its debt by approximately $175 million in the calendar year.

Marc van Gelder, Chairman of the Board of Management of the OPG Group, stated, “We formulated a clear ambition to further grow our direct activities, mainly by expanding outside of the Netherlands. The acquisition of Germany’s market leader, Dia Real, clearly fits this strategy. We are positive about growth potential of the diabetes market and we see Dia Real as the platform for further acquisitions. We also see potential for synergy with our Dutch activities in the area of purchasing. All in all, we are very excited about Dia Real becoming part of our group.”

Petit added, “Since 2002, OPG has been the leading distributor of diabetic supplies in the Dutch market. With Dia Real’s leadership position in the German diabetes supply market, we believe Dia Real will be an excellent fit within OPG and a complement to OPG’s expansion strategy.”

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FTN Midwest Securities and Cross-Border Transaction Management (CBTM) acted as financial advisors to Matria in this transaction.

ABOUT MATRIA HEALTHCARE

Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans, employers and government agencies.  Matria manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, chronic pain, depression, end-stage renal disease, and obesity; delivers programs that address wellness, healthy living, productivity improvement, and patient advocacy; and provides case management of acute and catastrophic conditions.  Headquartered in Marietta, Georgia, Matria operates through nearly 50 offices around the United States.  More information about Matria can be found on line at www.matria.com.

AABOUT OPG GROEP N.V.
        OPG Groep is a retail and distribution company for pharmaceuticals and medical supplies. It divides its activities over three channels: pharmacy and wholesaling operations (Pharmacy); providing medical supplies for home healthcare and related services (Direct); and the marketing and distribution of pharmaceuticals and medical supplies to hospitals and nursing homes (Institutional). OPG focuses on the consumer, supplying products through whatever channel the consumer wishes. As well as being the market leader in the Netherlands, OPG has operations in Poland, Belgium, Norway, Hungary and Switzerland. The Company was incorporated in 1899 and has been listed on Euronext Amsterdam since 1992.

SSAFE HARBOR STATEMENT
       This press release contains forward-looking statements. Such statements include but are not limited to the Company’s ability to consummate the sale of Dia Real, the timing thereof, the financial implications of the sale, the growth of the Health Enhancement business, and the Company’s expected debt repayments. These statements are based on current information and belief, and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company’s inability to consummate the sale of Dia Real on the terms described in this press release, including the satisfaction of various conditions to the closing of the transaction, reduced cash flows from operations, unanticipated uses of cash, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements

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applicable to Matria’s business and the risk factors detailed from time to time in Matria’s periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria’s Annual Report on Form 10-K for the year ended December 31, 2005. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.
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